UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26694	93-0945003
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

585 West 500 South Bountiful, Utah		84010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (801) 298-3360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On March 14, 2007, Specialized Health Products International, Inc. (the “Company”) issued a press release announcing financial results for its fourth quarter and year ended December 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1 to this report, and incorporated herein by reference.

The Company will conduct a conference call to discuss its financial results for its fourth quarter and year ended December 31, 2006 on Wednesday, March 14, 2007, at 4:30 p.m. Eastern Daylight Time. Investors can participate in the conference call live by dialing (800) 230-1092 in the U.S. and (612) 288-0337 internationally. In addition, the call will be webcast live and available for playback within one hour of completion of the call through a link on the Company’s website at www.shpi.com. A replay of the call will also be available at 8:00 p.m. Eastern Daylight Time on March 14, 2007 through March 21, 2007 by dialing (800) 475-6701 in the U.S. and (320) 365-3844 internationally and entering access code: 865449.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
Number	Description

99.1	Press Release, dated March 14, 2007, announcing the Company’s financial results for its fourth quarter and year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

Date: March 14, 2007	By:	/s/ JEFFREY M. SOINSKI
Jeffrey M. Soinski

President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press Release, dated March 14, 2007, announcing the Company’s financial results for its fourth quarter and year ended December 31, 2006